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(11)--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

EDAC TECHNOLOGIES CORPORATION




                                    Three Months Ended                      Six Months Ended
                                            June 30                              June 30
                                  ----------------------------          -------------------------
                                      1997            1996                1997              1996
                                  ----------        ----------          ---------        ----------
Primary:
  Average shares outstanding       3,795,542         3,667,040          3,778,875         3,660,290
  Net effect of dilutive
  stock options based on
  the treasury stock method
  using average market price         149,053           121,208            184,652           117,317
                                  ----------        ----------          ---------        ----------

                 TOTALS            3,944,595         3,788,248          3,963,527         3,777,607
                                  ==========        ==========          =========        ==========

                 Net income       $  262,418        $   23,175          $ 518,379        $   81,323
                                  ==========        ==========          =========        ==========

                 Net income
                 per share        $     0.07        $     0.01          $    0.13        $     0.02
                                  ==========        ==========          =========        ==========



Fully diluted:
  Average shares outstanding       3,795,542         3,667,040          3,778,875         3,660,290
  Net effect of dilutive
  stock options based on
  the treasury stock method
  using quarter end market
  price if higher than
  average market price               163,092           125,871            171,393           129,723
                                  ----------        ----------          ---------        ----------

                 TOTALS            3,958,634         3,792,911          3,950,268         3,790,013
                                  ==========        ==========          =========        ==========

                 Net income       $  262,418        $   23,175          $ 518,379        $   81,323
                                  ==========        ==========          =========        ==========

                 Net income
                 per share        $     0.07        $     0.01          $    0.13        $     0.02
                                  ==========        ==========          =========        ==========
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